UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2017

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2017, Morningstar, Inc. announced that Jason Dubinsky, 43, will join Morningstar as chief financial officer effective July 24, 2017.

Jason has served as senior vice president and chief financial officer, planning and central operations for Walgreens Boots Alliance, Inc., a global pharmacy-led, health and wellbeing enterprise, since the combination of Walgreen Co. and Alliance Boots GmbH at year-end 2014. From 2012 to 2014, Jason served as vice president, finance and treasurer for Walgreen Co., the largest drugstore chain in the United States.

Jason will receive an annual base salary of $400,000 and is eligible to receive an annual bonus targeted at $500,000, which will be pro-rated for 2017 as of his start date. In recognition of the fact that Jason will forfeit certain compensation provided to him by his current employer, Jason will receive a cash award of $380,000 in connection with the commencement of his employment, which will be subject to repayment in the event of a voluntary termination of employment or a termination for cause prior to the first anniversary of his start date. Also in recognition of the fact that Jason will forfeit certain compensation provided to him by his current employer, Jason will receive a grant of stock with a value of $500,000 that will be fully vested on the grant date and a grant of restricted stock units with a value of $1,000,000 that will vest in equal parts on the first and second anniversaries of the grant date, each of which grants will be awarded in November 2017. In connection with the commencement of his employment, Jason will also receive a grant of restricted stock units with a value of $237,500 that will vest in four equal annual installments beginning on the first anniversary of the grant date, and a grant of market stock units with a value of $112,500 that are eligible to vest on the third anniversary of the grant date depending on our total shareholder return over that three-year period, each of which grants will be awarded in November 2017.

In addition, beginning in 2018, Jason will be eligible to receive an annual grant of restricted stock units with a target value of $475,000 and an annual grant of market stock units with a target value of $225,000. The restricted stock units will vest in four equal annual installments beginning on the first anniversary of the grant date and the market stock units are eligible to vest on the third anniversary of the grant date depending on our total shareholder return over that three-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: July 5, 2017	By:	/s/ Patrick J. Maloney
Patrick J. Maloney
General Counsel